UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

WESTERN URANIUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700-10 King Street East, Toronto, Ontario, Canada	M5C 1C3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 564-2870

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On October 4, 2016, Western Uranium Corporation (the “Company”) granted an aggregate of 1,075,000 options (“Options”) for the purchase of common shares (the “Option Shares”) to ten officers, consultants, directors and employees of the Company under the Company's Incentive Stock Option Plan. The Options have an exercise price of Cdn.$2.50 and a five-year term, and they are scheduled to vest 1/3 on the date of grant, 1/3 on October 31, 2016, and 1/3 on March 31, 2017. The Company is relying on Section 4(a)(2) of the Securities Act of 1933 for the grant of the Options and for the offer and sale of the underlying Option Shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosure in Item 3.02 above is incorporated here by reference. On October 4, 2016, the Company granted 150,000 Options to our principal executive officer, George Glasier, and 150,000 Options to our principal financial officer, Andrew Wilder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Incentive Stock Option Plan (Rolling 10%), as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2016	WESTERN URANIUM CORPORATION

	By:	/s/ Andrew Wilder
Mr. Andrew Wilder Chief Financial Officer

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